Central Valley Community Bancorp CEO to Present at West Coast Financial Services Conference Tuesday, March 3, 2009

FRESNO, CA -- (Marketwire - February 26, 2009) - The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), is pleased to announce that President and CEO Daniel J. Doyle will be presenting at the Sandler O'Neill West Coast Financial Services Conference on Tuesday, March 3, 2009 between 10:45 a.m. - 11:40 a.m. PST as part of a panel discussion. The conference presented by Sandler O'Neill & Partners, L.P. will be held at The Ritz-Carlton, San Francisco.

The West Coast Financial Services Conference is an invitation-only forum, designed to provide an opportunity for participants from the financial services and banking industries to build relationships, share insights, hear presentations and participate in discussions with industry peers. Sandler O'Neill & Partners, L.P. is an investment banking firm founded in 1988. For more information about the firm visit www.sandleroneill.com.

Central Valley Community Bancorp's presentation can be accessed on March 3, 2009 between 10:45 a.m. - 11:40 a.m. PST via: http://www.sandleroneill.com -- go to Conferences tab, then select View Webcast under the West Coast Financial Services Conference heading. The archived Webcast will be available for 60 days after the event, beginning March 4, 2009. Since users are required to register with Sandler O'Neill, it is recommended interested parties register at least five minutes prior to the scheduled presentation. The presentation will also be available via live audio conference and can be accessed by calling 1-800-638-5495 and referencing the passcode "Session 1."

"During this economically turbulent year particularly in the financial sector, our Company is pleased to have the opportunity to participate in this valuable conference with industry executives and potential investors to share the history of financial strength, security and stability of our 29-year-old institution," stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 15 offices in Clovis, Fresno, Kerman, Lodi, Madera, Oakhurst, Prather, Sacramento, Stockton, Tracy, and a loan production office in Modesto, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, William S. Smittcamp, Joseph B. Weirick and Wanda L. Rogers (Director Emeritus).

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Forward-looking Statements -- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

CONTACT:
Debbie Nalchajian-Cohen
(559) 222-1322